EXHIBIT 10.35
                 REVOLVING LINE OF CREDIT NOTE


$1,000,000.00                                 Angeles, California
                                                    June 30, 1999

FOR VALUE RECEIVED, the undersigned AUTO-GRAPHICS, INC. (Borrower) promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (Bank) at its office at 333 South Grand Avenue, 9th Floor, Los Angeles, CA 90071, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Million Dollars ($1,000,000.00), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement as set forth herein.

INTEREST:

(a)	Interest. The outstanding principal balance of this
Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) for the designated periods at a rate per annum equal to the corresponding percentages above the Prime Rate in effect from time to time, as follows:




Period                                 % Above Prime Rate
-------------------------------        ----------------------
June 30, 1999 to and including
September 29, 1999                     One Percent (1.00%)

September 30, 1999 to and              One and One-Quarter Percent
including December 30, 1999            (1.25%)

December 31, 1999 to and               One and One-Half Percent
including March 30, 2000               (1.50%)

On and after March 31, 2000            One and Three-Quarters
                                       Percent (1.75%)



Notwithstanding the foregoing, should Borrower deliver evidence satisfactory to Bank in its sole discretion that Borrower has received New Capital (defined below) at the times and in the cumulative amounts shown below, the outstanding principal balance of this Note shall bear interest (computed on the basis of a 360-day year, actual days elapsed) for the designated periods at a rate per annum equal to the corresponding percentages above the Prime Rate in effect from time to time, as follows:



Deadline for     Cumulative        Period       % Above Prime
Receipt of New   Amount of New                  Rate
Capital          Capital
--------------   -------------   -------------  --------------
September 30,    $250,000.00     September 30,  One Percent
1999             (the First      1999 to and    (1%)
                  Milestone)     including
                                 December 30,
                                 1999

December 31,     $350,000.00     December 31,   One Percent
1999             (the Second     1999 to and    (1%) if
                  Milestone)     including      Borrower met
                                 March 30, 2000 the First
                                                Milestone

                                                One and One-
                                                Quarter
                                                Percent
                                                (1.25%)if
                                                Borrower did
                                                not meet the
                                                First
                                                Milestone

March 31, 2000   $1,000,000.00   On and after   One Percent
                                 March 31, 2000 (1%) if
                                                Borrower met
                                                both
                                                the First
                                                Milestone and
                                                the Second
                                                Milestone

                                                One and One-
                                                Quarter
                                                Percent
                                                (1.25%)if
                                                Borrower met
                                                either the
                                                First
                                                Milestone or
                                                the Second
                                                Milestone, but
                                                not both

                                                One and One-
                                                Half Percent
                                                (1.50%) if
                                                Borrower
                                                received
                                                neither the
                                                First
                                                Milestone nor
                                                the Second
                                                Milestone



As used herein, New Capital shall mean cash and cash equivalents received and deposited by Borrower on or after June 30, 1999 in the form of a capital contribution in immediately available funds (prior to the deduction of any and all selling commissions and other costs and expenses, including legal fees attributable to the offering). The Prime Rate is a base rate that Bank from time to time establishes and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. Each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank.

(b) Payment of Interest. Interest accrued on this Note shall be payable on the last day of each month, commencing July
31, 1999.


(c) Default Interest. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to four percent (4%) above the rate of interest from time to time applicable to this Note.

BORROWING AND REPAYMENT:

(a) Borrowing and Repayment. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with or governing this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 1, 2000.

(b) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) DANIEL E. LUEBBEN or ROBERT S. COPE, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

(c) Application of Payments. Each payment made on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof.

EVENTS OF DEFAULT:

This Note is made pursuant to and is subject to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of May 12, 1997, as amended from time to time (the Credit Agreement). Any default in the payment or performance of any obligation under this Note, or any defined event of default under the Credit Agreement, shall constitute an Event of Default under this Note.


MISCELLANEOUS:

(a) Remedies. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, notice of nonperformance, notice of protest, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), expended or incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

(b) Obligations Joint and Several. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

(c) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California.

This Note replaces and supersedes in its entirety that certain promissory note executed by Borrower in favor of Bank in the original principal amount of $1,250,000.00 and dated as of May 12, 1997, which is hereby cancelled.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

AUTO-GRAPHICS, INC.


By: ss/Robert S. Cope
Robert S. Cope
Title: President/CEO